UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

AIS Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Date: June 20, 2019

Delaware	7379	36-4877329
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

2-41-7-336, Shinsakae

Naka-ku Nagoya-shi, Aichi, 460-0007, Japan

takehiro.abe.ais@gmail.com

Telephone: +81-50-5327-4459

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	12,000,000	$0.03	$360,0000	$44.82

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

AIS HOLDINGS GROUP, INC.

12,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of AIS Holdings Group, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “AIS Holdings Group, Inc.” are offering 10,000,000 shares of our common stock and our selling shareholder is offering 2,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholder. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Takehiro Abe. Mr. Abe is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 10,000,000 shares being offered herein by the Company. Mr. Abe will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.03 per share for the duration of the Offering. Additionally, all of the shares offered by our selling shareholder will be sold at a fixed price of $0.03 for the duration of the Offering. Assuming all of the 10,000,000 shares being offered by the Company are sold, the Company will receive $300,000 in net proceeds. Assuming 7,500,000 shares (75%) being offered by the Company are sold, the Company will receive $225,000 in net proceeds. Assuming 5,000,000 shares (50%) being offered by the Company are sold, the Company will receive $150,000 in net proceeds. Assuming 2,500,000 shares (25%) being offered by the Company are sold, the Company will receive $75,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer Takehiro Abe owns 100% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Abe will have the ability to control approximately 60% of the voting power of our outstanding capital stock.

*Takehiro Abe will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Abe’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Abe’s shares, they will be sold at a fixed price of $0.03 for the duration of the offering.

The Company estimates the costs of this offering at $30,000. All expenses incurred in this offering are being paid for by the Company.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or the account of the Company’s wholly owned subsidiary, AIS Japan Co., Ltd. Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

 The date of this prospectus is June 20, 2019.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘AIS Holdings,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to AIS Holdings Group, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

The Company

The Company was originally incorporated with the name Superb Acquisition, Inc., under the laws of the State of Delaware on January 30, 2017, with an objective to acquire, or merge with, an operating business.

On June 18, 2017, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the previous sole shareholder of Superb Acquisition, Inc. entered into and consummated a Share Purchase Agreement (the “Agreement”) with Takehiro Abe., with an address at 2-41-7-336, Shinsakae, Naka-ku Nagoya-shi, Aichi, 460-0007, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Takehiro Abe 20,000,000 shares of our common stock, which represented all of our issued and outstanding shares in consideration of $34,900.

In regards to the above transaction, the shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S") since the sale of common stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Following the closing of the share purchase transaction, Takehiro Abe gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On June 18, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 18, 2017, Mr. Takehiro Abe was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On June 20, 2017, the Company filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to AIS Holdings Group, Inc.

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takehiro Abe. Pursuant to this Agreement, on October 25, 2017 Takehiro Abe transferred to AIS Holdings Group, Inc., 100 shares of the common stock of AIS Japan Co., Ltd.., a Japan corporation (“AIS Japan”), which represents all of its issued and outstanding shares, in consideration of 1,000,000 JPY.

Following the effective date of the share purchase transaction above on October 25, 2017, AIS Holdings Group, Inc. gained a 100% interest in the issued and outstanding shares of AIS Japan’s common stock and AIS Japan became a wholly owned subsidiary of the Company. The Company is now the controlling and sole shareholder of AIS Japan.

On February 28, 2018, AIS Japan purchased the basic package software for cryptocurrency trading platform (“Software Platform Package”) from Herol Gaibin in amount of 2,000,000 JPY ($18,000). AIS Japan intends to provide IT development services pertaining to the Software Platform Package to companies focused on the digital currency industry throughout Japan. Additional information regarding this can be found below under, “Overview.”

On April 1, 2018 the Company entered into an agreement with Trend Rich Global Limited to lease the Company’s Software System package. The Software System Package is source code that can be expanded upon to create custom websites for clients in the digital currency industry.

On August 16, 2018, AIS Japan Co., Ltd., our wholly owned subsidiary, entered into a Software Development Agreement (the “Agreement”) with Herol Gaibin, whereas Herol Gaibin will improve upon the Company’s existing Software Platform Package which is owned by AIS Japan. The fee to further develop the software is in amount of 5,000,000 JPY (approximately $45,000).

Overview

We are a start-up stage company with a fiscal year end of March 31. Effective February 28, 2018, our wholly owned subsidiary, which we operate exclusively through at this time, AIS Japan, purchased a "Software Platform Package," from Herol Gaibin in the amount of 2,000,000 JPY ($18,822).

The "Software Platform Package" is source code, intended to be used as a baseline which can be expanded upon to create third party websites for companies in the cryptocurrency industry. The Company currently, and intends to continue to, lease out the source code code, known as the "Software Platform Package", to third parties. Additionally, we offer supplementary IT services to alter the source code in order to add additional features, at the request of clients, for additional fees which may vary depending on the scope of the changes.

Source code is the set of instructions and statements written by a programmer using a computer programming language. This code is later translated into machine language by a compiler. The translated code is referred to as object code.

References to our “source code” throughout are synonymous with our “Software Platform Package”, “Software System Package” and “Cryptocurrency Trading Platform”. They are all one in the same.

Our principal executive offices are located at 2-41-7-336, Shinsakae Naka-ku Nagoya-shi, Aichi, 460-0007, Japan.

At present our business plan has not yet been fully carried out or developed. We are a start-up stage company, and our plans are actively under development.

Our plans are currently comprised of furthering development of our software platform package and finalizing the details of our secondary objectives. This will be an ongoing process, but we anticipate that this may be completed within the next six months. Our marketing strategy is not fully developed at this time. Our marketing plan is tentatively scheduled to be created in around six months, and this may be ongoing for an additional three to six months. Between six to twelve months subsequent to this offering we intend to finalize criteria for additional employees and begin to actively hire staff. Please see the section further in titled “Future Plans”.

In their audit report dated June 11, 2019, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer and director Mr. Abe may be unwilling or unable to loan or advance any additional capital to us, we may be required to suspend or cease the implementation of our business plan.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 12,000,000 shares. These shares represent 10,000,000 additional shares of common stock to be issued by us and 2,000,000 shares of common stock by our selling stockholders. We may endeavor to sell all 10,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.03 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.03 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Abe will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Abe will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Abe’s shares, they will be sold at a fixed price of $0.03 for the duration of the offering.

*Mr. Abe will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Abe’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Abe intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Abe will decide whether shares are being sold by the Company or by Mr. Abe himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

10,000,000 shares of common stock, at a fixed price of $0.03 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	2,000,000 shares of common stock, at a fixed price of $0.03 offered by selling stockholder in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholder will sell the shares at a fixed price per share of $0.03 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	20,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	30,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.03.

We may not be able to meet the requirement for a public quotation of our common stock. Furthermore, even if our common stock is quoted on the OTCQB, a market for the common shares may not develop.

The offering price for the shares will remain at $0.03 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for software development & IT support, recruiting personnel, hiring staff and marketing expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 12,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Takehiro Abe will sell the 10,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $30,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Abe will have the ability to control 60% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Any technical issues with our Software Platform Package could severely impact our business operations.

As our business is primarily based around our Software Platform Package we are highly dependent upon the continued performance of our platform. As with all software and web applications, there may be, from time to time, technical malfunctions that arise. It is possible that to remedy any such situation would require substantial time, resources and technical knowledge that we may not have or be able to acquire in a timely fashion. In the event that our source code does not function properly when converted to object code it is possible that we may lose customers, we may have to spend additional capital to repair the issue, or our operations would be forced to suspend or cease entirely.

Our intellectual property, comprised of our Software Platform System, is not protected by any patents or similar protective measures.

Our Software Platform Package is not protected by any patents, or similar protective measures from being copied or stolen without our prior consent. This would negatively impact our business should our intellectual property be comprised in any way and you may lose some or all of your investment.

Because we operate in highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The IT Consulting Industry in which we operate is subject to intense competition. We compete against corporations which offer comparable software, platforms, services, have a longer operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

The consultation services provided by our Chief Executive Officer, Takehiro Abe, pertain to the cryptocurrency industry in Japan, and as such he will need to stay informed of any and all changing regulations and laws in Japan’s cryptocurrency industry in order to adequately advise any and all consultation clients.

Our Chief Executive Officer, Takehiro Abe, intends to offer IT consulting services to clients who are seeking to better understand, or improve the effectiveness of, their ICOs. Mr. Abe has experience with creating ICOs, such as the FTV Token created on Ethereum, and intends to advise clients based on his own first hand experiences in the industry. Future international regulations, and in Japan specifically, regarding digital currency may present significant obstacles that Mr. Abe may not be qualified to assist clients in overcoming. In the event that Mr. Abe is unable to offer consulting services that are relevant to the changing digital currency industry then the Company may be forced to cease offering consulting services relating to ICOs entirely. At present, Mr. Abe intends to make sure his advice complies with all laws and regulations in the specific jurisdictions in which he intends to provide consultation services by consulting with attorneys experienced with the laws and regulations regarding trading platforms, in Japan and internationally, on a need be basis. The cost for consultation with attorneys may vary and cannot be accurately predicted at this point in time. As the Company does not, and will not, conduct any ICOs or manage any trading platform, the Company does not believe it will ever run the risk of violating laws and regulations regarding the cryptocurrency industry. However, if a client violates any such law, either through the advice of Mr. Abe or by pursuing their own business operations independently, there is the risk that the Company will lose a client, and potentially future clients as a result of acquiring an adverse reputation. This could result in a decrease in the Company’s revenue and the Company may need to reevaluate whether or not Mr. Abe will continue to provide consulting services.

We will require additional funds in the future to achieve our current business strategy. Our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially averse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our operations, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

If we were to lose the services of Mr. Takehiro Abe we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the only of our management team, Mr. Takehiro Abe, our Chief Executive Officer. His leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. Currently, we operate through our wholly owned subsidiary AIS Japan Co., Ltd. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base nationally, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have not generated substantive revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Any failure to protect our intellectual property could reduce the value of our brand and harm our business.

The recognition and reputation of our brand are integral to our success. The success of our business depends in part upon our continued ability to use our intellectual property to increase brand awareness and further develop our brand.

There may be times in the future we need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business or reputation. Failure to maintain, control and protect our intellectual property would adversely affect our business.

Our Principal executive offices are located in Japan and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Japan and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

If we are unable to successfully create a client base for our Software Platform Package we may never achieve profitability.

We do not have a well developed customer base for our Software Platform Package. In the future, if we are unable to successfully market our new customers, we will fail to successfully compete with companies offering similar systems, or for any reason at all, we could be unsuccessful in creating a user base for our system. In the event that we cannot get enough, or any, users to utilize our Software Platform Package then the results of our business would be materially affected and we would be able to offer no assurances that our Company would become profitable in the short term, if at all.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The future of digital currency and blockchain technology;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, Takehiro Abe owns 100% of our common stock. After the consummation of this offering Takehiro Abe will continue to have majority control of the Company’s common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position Takehiro Abe is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Takehiro Abe could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Takehiro Abe stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.03 per share. This offering is being made on a self-underwritten, “best efforts” basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 20,000,000 shares are issued and outstanding as of June 20, 2019. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to AIS Holdings Group, Inc. and or our subsidiary, AIS Japan Co., Ltd. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Abe will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since Mr. Abe is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Abe is going to be selling shares on behalf of the Company in this offering. Mr. Abe will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Abe’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Takehiro Abe, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. To be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without substantive revenue to cover such costs we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $30,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

AIS HOLDINGS GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2019	March 31, 2018

ASSETS
Current Assets
Cash and cash equivalents	$36,732	$11,864
Accounts receivable, trade	8,043	-

TOTAL CURRENT ASSETS	44,775	11,864

Non-current Assets
Software, net	$11,205	$17,962

TOTAL NON-CURRENT ASSETS	11,205	17,962

TOTAL ASSETS	$55,980	$29,826

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Due to related party	$111,248	$51,575
Accrued expenses	3,490	1,107

TOTAL LIABILITIES	114,738	52,682

Shareholders' Deficit
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of March 31, 2019 and 2018)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of March 31, 2019 and 2018)	2,000	2,000
Additional paid-in capital	13,987	6,111
Accumulated deficit	(75,588)	(30,876)
Accumulated other comprehensive income (loss)	843	(91)

TOTAL SHAREHOLDERS' DEFICIT	(58,758)	(22,856)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$55,980	$29,826

AIS HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended	Year Ended
	March 31, 2019	March 31, 2018

Revenues	$96,342	$-

OPERATING EXPENSE
General and administrative expenses	$132,573	25,520

Total Operating Expenses	132,573	25,520

Gain on sale of equipment	-	(3,091)
Interest expenses	7,876	1,863

Loss before tax	(44,107)	(24,292)

Income tax expense	605	1,061

NET LOSS	$(44,712)	$(25,353)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	934	(91)

TOTAL COMPREHENSIVE LOSS	$(43,869)	$(25,444)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	20,000,000	20,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

For the year ended March 31, 2019, the Company generated revenues of $96,342. For the year ended March 31, 2018, the Company generated no revenues. The increase in revenues for the year ended March 31, 2019 was a result of the agreement entered into on April 1, 2018 with Trend Rich Global Limited.

On April 1, 2018 the Company entered into an agreement with Trend Rich Global Limited to lease the Company’s Software System package. The Software System Package is source code that can be expanded upon to create custom websites.

References to our “source code” throughout are synonymous with our “Software Platform Package”, “Software System Package” and “Cryptocurrency Trading Platform”. They are all one in the same.

As of March 31, 2019, we had cash and or cash equivalents in the amount of $36,732. As of March 31, 2018, we had cash and or cash equivalents in the amount of $11,864. The increase in cash and cash equivalents as of March 31, 2019 is attributed to increased revenue and advances made by our sole officer and director.

We recorded a net loss of $44,712 for the year ended March 31, 2019 as opposed to $25,353 for the year ended March 31, 2018. The increase in net loss for the year ended March 31, 2019 is because of increased operating expenses related to an increase in overall business activity.

Additional Information

On December 8, 2017, AIS Japan Co., Ltd., a Japanese Corporation (“AIS Japan”) which is a wholly owned subsidiary of the Company purchased UQMS (Using Qrcode Management System), a software and web application for customer management, from Promotion Plus Co., Ltd. in the total amount of JPY 2,453,760 ($22,720).

On February 28, 2018 AIS Japan sold UQMS to TetrastR Co., Ltd. in the total amount of JPY 2,700,000 ($25,000).

Effective February 28, 2018, our wholly owned subsidiary, which we operate exclusively through at this time, AIS Japan, purchased a "Software Platform Package," from Herol Gaibin in the amount of 2,000,000 JPY ($18,822).

The "Software Platform Package" is source code, intended to be used as a baseline which can be expanded upon to create third party websites for companies in the cryptocurrency industry. The Company currently, and intends to continue to, lease out the source code code, known as the "Software Platform Package", to third parties. Additionally, we offer supplementary IT services to alter the source code in order to add additional features, at the request of clients, for additional fees which may vary depending on the scope of the changes.

Source code is the set of instructions and statements written by a programmer using a computer programming language. This code is later translated into machine language by a compiler. The translated code is referred to as object code.

References to our “source code” throughout are synonymous with our “Software Platform Package”, “Software System Package” and “Cryptocurrency Trading Platform”. They are all one in the same.

On August 16, 2018, AIS Japan Co., Ltd., our wholly owned subsidiary, entered into a Software Development Agreement (the “Agreement”) with Herol Gaibin, whereas Herol Gaibin will improve upon the Company’s existing Software Platform Package which is owned by AIS Japan. The fee to further develop the software is in amount of 5,000,000 JPY (approximately $45,000).

We are further developing our software system package, adding additional features, and ensuring the software is functioning properly. To this end, on August 16, 2018 we have entered into a Software Development Agreement, with Herol Gaibin, to improve our Software System Package. We intend to complete such developments within the next twelve months, however, given that our Software System Package is being improved by a third party we do not have any reliable means through which we can identify every step he will need to take over the course of making improvements, nor can we predict any milestones or additional costs we may incur with absolute certainty.

Financing

Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Takehiro Abe, our sole officer and director who has informally agreed to advance funds to allow us to pay for business activities, offering costs, filing fees, and professional fees. Takehiro Abe, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Being a start-up company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

We are a start-up company and have not generated sufficient revenues to date to cover our operating expenses. Long term financing will be required to fully implement our business plan. If our sole officer and director Takehiro Abe is not be able to fund our business activities we may be forced to cease or suspend our current operations.

Plan of Operations

Over the course of the twelve months following this offering we plan to utilize any and all funds that we generate through the sale of company shares in several ways.

The company plans to allocate the bulk of the proceeds towards marketing expenses and hiring additional personnel. In the event we sell all of our shares this will amount to $100,000 respectively for both purposes, however if only 25% of the shares are sold, there would be no funds from the offering allocated towards these purposes and additional financing or cash on hand would need to be used to fund these items.

The company believes that these two initiatives are very important to the future success of our business, because if our marketing initiatives are ineffective, or if we cannot hire additional personnel when needed, then our material results may suffer. In the event that we are not able to allocate any funds raised through this offering for these purposes we believe that the results of our operations will be negatively impacted. The expenditure of these funds will be an ongoing process throughout the twelve months preceding this offering. Advertising methods that have not, at this point in time, been entirely identified and will depend upon the number of shares we can sell.

We will also allocate some of our proceeds towards software development and IT support. While the majority of our operations will be in flux based upon the number of shares that are sold. If we sell 100% of the shares being offered then we intend to allocate $70,000 to this purpose, but this will decrease to $45,000 in the event we are only able to sell 25% of the shares being offered.

If we are not able to allocate enough funds towards our operating initiatives in the next twelve months the results of our operations may materially suffer.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

At present we believe that we operate primarily in the IT Consulting Industry.

IT Consulting Industry

The IT industry is a leading industry driving the Japanese economy and is forecasted to grow to nearly USD130 billion by 2019. Large changes are occurring in the IT market in Japan, such as the growth of mobile communications and other new platforms. It is believed that these trends will be driving future market growth. With the need to bolster the security of the telecommunications infrastructure and other important infrastructure in Tokyo in preparation for the Tokyo 2020 Olympic and Paralympic Games, and it is projected that demands for related products and services will grow.

Our company will specifically be providing services to companies operating in the digital currency market, so it is important to take into consideration the state of the digital currency industry in Japan. According to Cryptovest, starting with a mere $23.35 million when the first cryptocurrency exchange opened shop in 2014, Japan’s digital currency market ballooned to $97 billion in 2017, the first ever crypto data set from market regulator Financial Services Agency (FSA).

The decision by China to ban cryptocurrency trading is being credited for the growth in Japan's digital assets space. In April last year, Japan passed legislation legalizing cryptocurrencies such as Bitcoin. Today, the country accounts for 58% of global investments in Bitcoin, followed by the US as a distant second with about 22.2% of Bitcoin trading volume.

Currently, as of the date of this report, to the best of the Company’s knowledge there are seventeen (17) cryptocurrency exchanges that have been approved by, and registered with, the Financial Service Agency ("FSA") in Japan. As of the same date, about one hundred (100) companies that intend to register with the FSA and start to manage cryptocurrency exchanges in Japan. As such, there is a limited number of potential clients, in Japan, who would be appropriate customers for our products and specialized service (to provide source code to third parties in the cryptocurrency business). In the future we anticipate the demand for our products and services will increase.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company was originally incorporated with the name Superb Acquisition, Inc., under the laws of the State of Delaware on January 30, 2017, with an objective to acquire, or merge with, an operating business.

On June 18, 2017, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the previous sole shareholder of Superb Acquisition, Inc. entered into and consummated a Share Purchase Agreement (the “Agreement”) with Takehiro Abe., with an address at 2-41-7-336, Shinsakae, Naka-ku Nagoya-shi, Aichi, 460-0007, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Takehiro Abe 20,000,000 shares of our common stock, which represented all of our issued and outstanding shares in consideration of $34,900.

In regards to the above transaction, the shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S") since the sale of common stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Following the closing of the share purchase transaction, Takehiro Abe gained a 100% interest in the issued and outstanding shares of our common stock and became the controlling shareholder of the Company.

On June 18, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 18, 2017, Mr. Takehiro Abe was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On June 20, 2017, the Company filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to AIS Holdings Group, Inc.

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takehiro Abe. Pursuant to this Agreement, on October 25, 2017 Takehiro Abe transferred to AIS Holdings Group, Inc., 100 shares of the common stock of AIS Japan Co., Ltd.., a Japan corporation (“AIS Japan”), which represents all of its issued and outstanding shares, in consideration of 1,000,000 JPY.

Following the effective date of the share purchase transaction above on October 25, 2017, AIS Holdings Group, Inc. gained a 100% interest in the issued and outstanding shares of AIS Japan’s common stock and AIS Japan became a wholly owned subsidiary of the Company. The Company is now the controlling and sole shareholder of AIS Japan.

On February 28, 2018, AIS Japan purchased the basic package software for cryptocurrency trading platform (“Software Platform Package”) from Herol Gaibin in amount of 2,000,000 JPY ($18,000). AIS Japan intends to provide IT development services pertaining to the Software Platform Package to companies focused on the digital currency industry throughout Japan.

On April 1, 2018 the Company entered into an agreement with Trend Rich Global Limited to lease the Company’s Software System package. The Software System Package is source code that can be expanded upon to create custom websites for clients in the digital currency industry.

On August 16, 2018, AIS Japan Co., Ltd., our wholly owned subsidiary, entered into a Software Development Agreement (the “Agreement”) with Herol Gaibin, whereas Herol Gaibin will improve upon the Company’s existing Software Platform Package which is owned by AIS Japan. The fee to further develop the software is in amount of 5,000,000 JPY (approximately $45,000).

Overview

We are a start-up stage company with a fiscal year end of March 31. Effective February 28, 2018, our wholly owned subsidiary, which we operate exclusively through at this time, AIS Japan, purchased a "Software Platform Package," from Herol Gaibin in the amount of 2,000,000 JPY ($18,822).

The "Software Platform Package" is source code, intended to be used as a baseline which can be expanded upon to create third party websites for companies in the cryptocurrency industry. The Company currently, and intends to continue to, lease out the source code code, known as the "Software Platform Package", to third parties. Additionally, we offer supplementary IT services to alter the source code in order to add additional features, at the request of clients, for additional fees which may vary depending on the scope of the changes.

Source code is the set of instructions and statements written by a programmer using a computer programming language. This code is later translated into machine language by a compiler. The translated code is referred to as object code.

References to our “source code” throughout are synonymous with our “Software Platform Package”, “Software System Package” and “Cryptocurrency Trading Platform”. They are all one in the same.

Primary Business Activity

Our principal business activity revolves around the development and licensing of our Software Platform Package. Given that it is possible to customize the Software Platform Package to the specifications set by our potential customers, we will detail herein the base model (without customization) that exemplifies the standard website one can create through the use of our Software Platform Package. On their created website clients will be greeted with a variety of features and functions that are relevant to the current digital currency market. While we have several features implemented at present, it is important to note that our software is still in ongoing development and certain features may change and/or be removed entirely if necessary.

Our pricing policies have not been fully determined at this time, as we are currently evaluating pricing on a case by case basis. At present, our Software Platform Package allows for users of our clients’ websites to create their own log in information and customizable profile that displays their full name and username. On their profile they are able to view user agreements such as the terms and conditions of use and for added security they will be able to opt into two factor authentication. The security feature utilizes the Google authenticator for android and iOS, and users are able to opt in and out of this additional security verification.

Note: “Coins” refer to digital tokens, also referred to herein as “cryptocurrency”. These items have no physical tangible value. A cryptocurrency wallet is a software program that stores private and public keys and interacts with various blockchain to enable users to send and receive digital currency and monitor their balance. If you want to use Bitcoin or any other cryptocurrency, you will need to have a digital wallet. A blockchain is a digitized, decentralized, public ledger of all cryptocurrency transactions.  ICO is synonymous with Initial Coin Offering.

For each client website created with our Software Platform Package there are three main components: A cryptocurrency wallet, a cryptocurrency exchange, and an ICO tab to view current ICOs. The cryptocurrency wallet will enable users to deposit and withdraw digital coins, as well as view their current cryptocurrency balance at any time. Additionally, users will be able to send coins to others, view current news, announcements and ongoing ICOs.

In the cryptocurrency exchange tab of websites created with our Software Platform Package, users are, and will be, able to view live updated exchange rates for various cryptocurrencies, place both buy and sell orders for various cryptocurrencies (at present this is limited to ETH and BTC, but we have intentions to add additional cryptocurrencies over time) and view their open orders. Users have the ability to view their order list where they can see the amount of cryptocurrencies exchanged, whether it was bought or sold, and at what value. In this same section of the website users are able to make deposits into their account, look at a live trade view complete with transaction history, as well as their trade history.

On the ICO tab of websites created with the Software Platform Package users are able to view a list of ongoing ICOs. However, in no way will the Company be acting as a conduit, or a broker to sell any digital coins of any party.

As our software further develops we may increase the number of features available to users, remove certain features, or alter their functionality in material ways. As such, all of the aforementioned features of the Software Platform Package should be viewed in light of the fact that development is ongoing.

Rules and Regulations - Japan

The following are rules and regulations in Japan regarding cryptocurrency, that we believe may, in some capacity, impact our business. It should be noted that we believe our current and planned business operations and services do not conflict with the rules or regulations in Japan, and the Company does not need any governmental approval to conduct its business activities, due to the fact that the Company’s business is limited to IT development and IT consulting services. Our clients will need to comply with any and all government regulations pertaining to businesses in the cryptocurrency industry. In accordance with the Payment Services Act, amended on May 17, 2018, specifically Article 63-2 “No person may engage in the Virtual Currency Exchange Service unless the person is registered with the Prime Minister.” Additionally, Articles 63-3 and 63-4 in the Payment Services Act detail the procedures that must be followed to apply for registration with the prime minister and to register as a virtual currency provider. In accordance with the Amended Payment Services Act, the cryptocurrency exchange service is defined as follows:

(i)　purchase and sale of a cryptocurrency or exchange with another cryptocurrency;
(ii)　intermediary, brokerage or agency services for the act set forth in the preceding item; and
(iii)　management of users' money or cryptocurrency, carried out by persons in connection with their acts set forth in the preceding two items.

While these regulations do not specifically pertain to our business, as we do not operate a cryptocurrency exchange, we believe that such regulations will be relevant for our current and future clients. Should regulations evolve and become more burdensome or costly, it is possible that the cryptocurrency industry overall will suffer, and as such our own business, which caters to this industry, will also be negatively impacted in as of yet unforeseen ways.

In October 2018, Japan’s Financial Services Agency (“FSA”) granted the cryptocurrency industry self-regulatory status, permitting the Japan Virtual Currency Exchange Association (“JVCEA”) to police and sanction exchanges for any violations.　The FSA approval gives the JVCEA rights to set rules to safeguard customer assets, prevent money laundering, and provide operational guidelines. The JVCEA will also be responsible for policing compliance with all imposed regulations. The JVCEA describes its duties as inspecting the security of crypto exchanges in Japan, as well other specific tasks like assessing tokens issued in an ICO. The Company believes that there is no direct impact on our business by this self-regulatory status because the Company does not intend to operate any exchange and issue any token. However, if the guidelines and regulations imposed by the JVCEA prove to be too burdensome for many potential market entrants to comply with, then the number of our potential clients will most likely decrease accordingly.

Consultation Services

At present, our Chief Executive Officer, Takehiro Abe, intends to offer consulting services to clients who are seeking to better understand, or improve the effectiveness of, their ICOs. Mr. Abe has experience assisting with the creation of ICOs, such as for the cryptocurrency called the FTV Token created on Ethereum, and intends to advise clients based on his own first-hand experiences in the industry. As part of his role as an IT consultant to the Company that conducted the ICO for the FTV Token, Mr. Abe was responsible for the creation of the ERC20 (a technical standard used for smart contracts to implement tokens on Ethereum), providing support for the creation of the coin’s white paper, and assisting with the development of an the ICO. At present, the ICO of FTV Token has concluded. Additionally, Mr. Abe also has supported the creation of a smart contract on Ethereum for KeyToken, a cryptocurrency.

Mr. Abe was also subcontracted to advise the creators of MIKS Coin and APC Token about the ICO process. Mr. Abe has no ongoing relationship with either MIKS Coin and APC Token, and subsequent to answering any and all of the creators’ questions, he no longer provides any services to them and does not have any knowledge of the current status of their ICOs.

Mr. Abe primarily assisted both the Key Token and FTV Token during preparation for their ICOs by defining user requirements, providing oversight of engineering, and progress management. Mr. Abe hopes that through his industry experience he will be able to assist companies seeking to conduct their own ICO. At the present time, no pricing policies have been set regarding his consulting services, nor has he determined the extent to which he intends to consult clients. However, we believe that this service will vary on a case by case basis per the specific needs of each client. To reiterate again, however, the Company and Mr. Abe will not be acting as a conduit, or a broker to sell any digital coins of any party and the Company will not be operating any kind of cryptocurrency exchange, nor is Mr. Abe conducting any ICOs..

Software (Website) Creation

As mentioned previously, we have a "Software Platform Package" which is source code intended to be used as a baseline, which can be expanded upon, to create third party websites for companies in the cryptocurrency industry. To create these websites, for third parties using our Software Platform package, and to add additional elements not included in our existing software platform package, we intend to hire third party contractors to perform these IT services. We will vet out such contractors on a case by case basis.

Cyber Security

Our "Software Platform Package" is source code intended to be used as a baseline, which can be expanded upon, to create third party websites for companies in the cryptocurrency industry.

Third party websites created with our source code are not hosted on any servers owned by our Company. We do not host any website content, nor do we own any website servers. Clients will, and currently do, utilize their own discretion as to what service provider(s) will host their websites. As a result, any security measures are, in our opinion, the responsibility of our clients. We currently require existing clients, and will continue to require future clients, to sign a release of liability regarding any security breaches of client websites utilizing our source code. Our source code does have built in features to minimize the possibility of hacking, but we do not make any assurances or guarantees that such measures will be sufficient for our clients’ websites. These security features include, but are not limited to, providing users the ability to login with two factor authentication to reduce the chance of a breach of a user’s account password or info. The security feature utilizes the Google authenticator for android and iOS, and users are able to opt in and out of this additional security verification. Clients may add additional security measures to their own websites as seen fit and at their own discretion.

Regarding delivery of our Software Platform Package, we provide the source code to clients via a media disk whereas the source code can be copied onto the client computer. We believe this is more secure than email or comparable methods.

Custody

Our source code is not protected by any trademarks, patents, or  provisions. However, we have clients who lease our source code sign a waiver stating they will not sell, share, or redistribute the source code “Software Platform Package” we provide them to create their own third party websites.

Our clients’ websites, including those developed using our Software System Platform (source code), are owned entirely by the client(s).

Marketing Plan

Our marketing plan, at present, is not yet complete and is still being researched and developed. At present, our Company has been marketed solely through direct sales efforts by our Chief Executive Officer. These efforts have been constrained to marketing directly to the personal and professional acquaintances of our Chief Executive Officer.

We have as of yet undeveloped plans to further market our Software Platform Package online via social media and other relevant industry related websites and message boards. At present we do not have specific plans for the implementation of our marketing plan, the extent to which we will require capital for our marketing efforts, or when we will commence with the implementation of our pending marketing plan.

Future Plans

Our future plans, at present, are constrained to finalizing the details of our services and our Software System Package. We intend to develop pricing policies and strategies for the implementation of all the services we have detailed herein including the lease of our Software Platform Package. However, we do not have a specific timeline in place for how long it will take us to finalize such plans. Subsequent to finalizing our services, and our pricing, we will begin exploring methods through which we can begin to effectively market our services and our Software Platform Package. We also intend to hire additional employees, but we have no plans in place regarding the criteria for future staff members at this point in time. Our efforts to finalize a marketing plan and begin to hire additional employees will be an ongoing process.

Our first priority is to improve existing Software Platform Package which is owned by AIS Japan. On August 16, 2018, AIS Japan Co., Ltd., our wholly owned subsidiary, entered into a Software Development Agreement with Herol Gaibin, whereas Herol Gaibin will improve upon the Company?s existing Software Platform Package. The fee to further develop the software is in amount of 5,000,000 JPY (approximately $45,000). This agreement remains active but we cannot say with any level of certainty when these improvements will be completed. A few features that we intend to improve include, but are not limited to, creating new functions for ordering, improve flexibility for multiple cryptocurrencies, shorten development period, improve fault resistance of the system and to effectively use IT resources.

Properties

Our principal executive offices are located at 2-41-7-336, Shinsakae, Naka-ku Nagoya-shi, Aichi, 460-0007, Japan. This property is rented by the Chief Executive Officer and is provided to the Company free of charge.

Employees

Currently, we have a total of one full time employee and, through our subsidiary AIS Japan Co., LTD, one part time employee. Our full time employee is our Chief Executive Officer Mr. Takehiro Abe. He can currently, and intends to continue to, devote 40 hours per week to the Company. Our part time employee works on an hourly basis without benefits. We have tentative plans to hire additional employees on a need be basis that is currently unidentified.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $300,000 as anticipated.

If 10,000,000 shares (100%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Software Development & IT Support	$70,000
Recruiting personnel and hiring staff	$100,000
Marketing Expenses	$100,000
Cost of this offering	$30,000
Total	$300,000

If 7,500,000 shares (75%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Software Development & IT Support	$70,000
Recruiting personnel and hiring staff	$65,000
Marketing Expenses	$60,000
Cost of this offering	$30,000
Total	$225,000

If 5,000,000 shares (50%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Software Development & IT Support	$50,000
Recruiting personnel and hiring staff	$40,000
Marketing Expenses	$30,000
Cost of this offering	$30,000
Total	$150,000

If 2,500,000 shares (25%) are sold:

Next 12 months

Planned Action:	Estimated Cost to Complete
Software Development & IT Support	$45,000
Cost of this offering	$30,000
Total	$75,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Mr. Abe will not be repaid loans with funds raised from this offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking quotation of our shares on the OTCQB.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.03 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering (the below figures are rounded to the nearest hundredths place):

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.03	$0.03	$0.03
Book Value Per Share Before the Offering	$0.00	$0.00	$0.00
Book Value Per Share After the Offering	$0.00	$0.00	$0.01
Net Increase to Original Shareholder	$0.00	$0.00	$0.01
Decrease in Investment to New Shareholders	$0.03	$0.03	$0.02
Dilution to New Shareholders (%)	100.00%	100.00%	66.67%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(58,758)
Net proceeds from this offering	300,000
$241,242
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (100%)	10,000,000
30,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(58,758)
Net proceeds from this offering	150,000
$91,242
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (50%)	5,000,000
25,000,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(58,758)
Net proceeds from this offering	75,000
$16,242
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (25%)	2,500,000
22,500,000

selling shareholder

The shares being offered for resale by the selling stockholder consists of 2,000,000 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder, as of June 20, 2019, and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Takehiro Abe (*)	20,000,000	2,000,000	18,000,000	60.00%
Total	20,000,000	2,000,000	18,000,000	60.00%

*As of the date of this Registration Statement, Mr. Takehiro Abe is our sole shareholder, officer, and director.

PLAN OF DISTRIBUTION

The Company has 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 2,000,000 shares of our common stock held by one existing shareholder at a fixed price of $0.03 per share for the duration of the offering. The Company is also registering an additional 10,000,000 shares of its common stock for sale at the fixed price of $0.03 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Takehiro Abe will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Takehiro Abe is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Takehiro Abe will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Abe is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Abe will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Takehiro Abe will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 10,000,000 shares being offered on behalf of the company itself. The proceeds from the 2,000,000 shares held by the single shareholder, if sold, will not go to the company, but will go to the shareholder directly. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholder must be made at the fixed price of $0.03 for the duration of this offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholder may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $30,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Abe will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Abe’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Abe intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Abe will decide whether shares are being sold by the Company or by Mr. Abe himself. However, at present, Mr. Abe plans to sell his personal shares exclusively to family and personal friends. As such, when selling shares to family and friends, Mr. Abe will prioritize selling his own shares, and when selling to anyone other than family or friends, he will prioritize the Company’s shares.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “AIS Holdings Group, Inc.”, (ii) the subsidiary of the Company, “AIS Japan Co., Ltd.”, or (iii) an escrow agent as agreed upon by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the selling shareholder

If you decide to subscribe for any shares in this offering that are offered by the selling shareholder the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholder sell shares of our their own common stock. selling shareholder may or may not decide to reject subscriptions. This is at their own discretion. selling shareholder will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights. As of the date of this Registration Statement we have 20,000,000 shares of common stock issued and outstanding.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future. We have no preferred stock issued and or outstanding as of the date of this Registration Statement.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno Esq. of 2733 East Vista Dr. Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at 2-41-7-336, Shinsakae Naka-ku Nagoya-shi, Aichi, 460-0007, Japan.

The office space is currently being provided to the Company rent-free by Takehiro Abe, our sole officer and director. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company and AIS Japan Co., Ltd. (our wholly owned subsidiary) are provided below:

AIS Holdings Group, Inc.

NAME	AGE	POSITION
Takehiro Abe	36	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

AIS JAPAN Co., Ltd.

NAME	AGE	POSITION
Takehiro Abe	36	President, Chief Executive Officer and Director

Takehiro Abe

Mr. Takehiro Abe obtained his Masters of Engineering Degree from Nagoya University in 2007, specializing in micro-nano systems. In 2007 he took a job as a system engineer at Hitachi, Ltd. In 2009 he left Hitachi and started his own independent practice as an insurance agent selling insurance policies until 2015. In 2015, he incorporated LDSQUARE Co., Ltd. in Japan. Currently, as the president of LDSQUARE Co., Ltd., Mr. Abe provides institutional financial advisory services. On April 1, 2016 he was appointed as the Chief Operating Officer and Director of White Fox Ventures, Inc., a Nevada Corporation. On August 12, 2016, he was appointed as Chief Financial Officer of White Fox Ventures, Inc. On June 20, 2017, he resigned as the Chief Operating Officer, Chief Financial Officer and Director of White Fox Ventures, Inc. The resignation was not the result of any material disagreements with the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the years ended March 31, 2018 and 2019.

SUMMARY COMPENSATION TABLE
Name and principal position	Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Takehiro Abe, Sole Officer and Director	2018	0	0	0	0	0	0	0	0
Takehiro Abe, Sole Officer and Director	2019	0	0	0	0	0	0	0	0

On June 18, 2017, Mr. Takehiro Abe was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 20, 2019, the Company has 20,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Takehiro Abe, Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer	20,000,000	100.00%	N/A	N/A	100.00%
5% Shareholders
N/A	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 30, 2017, the Company issued 20,000,000 founder’s shares of restricted common stock valued at $2,000 at par value ($.0001) to our former sole officer and director, Mr. Thomas DeNunzio, in exchange for the development of the business plan for the Company.

During the period ended March 31, 2017 our former sole officer and director Thomas DeNunzio paid expenses on behalf of the Company totaling $98.

On June 18, 2017, Mr. Thomas DeNunzio, the sole shareholder (at the time) of AIS Holdings Group, Inc., formerly known as Superb Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to Takehiro Abe for an aggregate purchase price of $34,900. Following the closing of the share purchase transaction, Takehiro Abe became the owner of 100% interest in the issued and outstanding shares of our common stock.

On June 18, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Mr. Thomas DeNunzio was formerly a promoter of the Registrant from January 30, 2017, Registrant's date of incorporation through June 28, 2017, the effective date of Mr. DeNunzio's written resignation as CEO, CFO, President, Secretary and Treasurer.

On June 18, 2017, Mr. Takehiro Abe was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

For the year ended March 31, 2018 our former sole officer and director Thomas DeNunzio paid expenses on behalf of the Company totaling $2,900. These expenses are considered contributions to the Company and consisted primarily of professional fees.

For the years ended March 31, 2019 and 2018, the Company borrowed $111,248 from Takehiro Abe, our Chief Executive Officer. The total due as of March 31, 2019 and 2018 were $111,248 and $51,575, and are unsecured, due on demand and non-interest bearing.

For the year ended March 31, 2019 and 2018, the Company had imputed interest of $7,876 and $1,863, respectively.

Takehiro Abe, the Company’s sole shareholder, officer and director is the only current promoter of the Company.

The Company utilizes home office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

		2019	2018
Audit fees	M&K CPAS, PLLC	$21,350	$5,500
Audit related fees		-	-
Tax fees		-	-
All other fees		-	-

Total		$21,350	$5,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

AIS Holdings group, Inc.

Index to Audited Financial Statements

Pages

Report of Independent Registered Public Accounting Firm	F2

Consolidated Balance Sheets	F3

Consolidated Statements of Operations	F4

Consolidated Statements of Stockholders’ Deficit	F5

Consolidated Statements of Cash Flows	F6

Notes to Consolidated Financial Statements	F7-F9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of AIS Holdings Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AIS Holdings Group, Inc. (the Company) as of March 31, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended March 31, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two year period ended March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
We have served as the Company’s auditor since 2017.

Houston, Texas

June 11, 2019

- F2 -

AIS HOLDINGS GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2019	March 31, 2018

ASSETS
Current Assets
Cash and cash equivalents	$36,732	$11,864
Accounts receivable, trade	8,043	-

TOTAL CURRENT ASSETS	44,775	11,864

Non-current Assets
Software, net	$11,205	$17,962

TOTAL NON-CURRENT ASSETS	11,205	17,962

TOTAL ASSETS	$55,980	$29,826

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Due to related party	$111,248	$51,575
Accrued expenses	3,490	1,107

TOTAL LIABILITIES	114,738	52,682

Shareholders' Deficit
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of March 31, 2019 and 2018)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of March 31, 2019 and 2018)	2,000	2,000
Additional paid-in capital	13,987	6,111
Accumulated deficit	(75,588)	(30,876)
Accumulated other comprehensive income (loss)	843	(91)

TOTAL SHAREHOLDERS' DEFICIT	(58,758)	(22,856)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$55,980	$29,826

The accompanying notes are an integral part of these consolidated financial statements

- F3 -

AIS HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended	Year Ended
	March 31, 2019	March 31, 2018

Revenues	$96,342	$-

OPERATING EXPENSE
General and administrative expenses	$132,573	25,520

Total Operating Expenses	132,573	25,520

Gain on sale of equipment	-	(3,091)
Interest expenses	7,876	1,863

Loss before tax	(44,107)	(24,292)

Income tax expense	605	1,061

NET LOSS	$(44,712)	$(25,353)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	934	(91)

TOTAL COMPREHENSIVE LOSS	$(43,869)	$(25,444)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	20,000,000	20,000,000

The accompanying notes are an integral part of these consolidated financial statements

- F4 -

AIS HOLDINGS GROUP, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

				ACCUMULATED
			ADDITIONAL	OTHER
	COMMON STOCK		PAID IN	COMPREHENSIVE	ACCUMULATED	TOTAL
	NUMBER	AMOUNT	CAPITAL	INCOME (LOSS)	DEFICIT	DEFICIT

Balance March 31, 2017	20,000,000	$2,000	$98	$-	$(5,523)	$(3,425)
Contributed Capital	-	-	4,150	-	-	4,150
Imputed Interest	-	-	1,863	-	-	1,863
Net loss	-	-	-	-	(25,353)	(25,353)
Foreign currency translation	-	-	-	(91)	-	(91)
Balance – March 31, 2018	20,000,000	$2,000	$6,111	$(91)	$(30,876)	$(22,856)
Imputed Interest	-	-	7,876	-	-	7,876
Net loss	-	-	-	-	(44,712)	(44,712)
Foreign currency translation	-	-	-	934	-	934
Balance – March 31, 2019	20,000,000	$2,000	$13,987	$843	$(75,588)	$(58,758)

The accompanying notes are an integral part of these consolidated financial statements.

- F5 -

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	March 31, 2019	March 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(44,712)	$(25,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	7,876	1,863
Depreciation expense	6,757	2,546
Changes in operating assets and liabilities:
Accounts receivable	(8,043)	-
Accrued expenses	2,383	(2,318)
Capital contribution	-	4,150
Net cash used in operating activities	(35,739)	(19,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of software	-	20,092
Purchase of software	-	(40,600)
Net cash provided by (used in) investing activities	-	(20,508)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from related party	59,673	51,575
Net cash provided by financing activities	59,673	51,575

Net effect of exchange rate changes on cash	934	91

Net Change in Cash and Cash Equivalents	$24,868	$11,864
Cash and cash equivalents - beginning of period	11,864	-
Cash and cash equivalents - end of period	$36,732	$11,864

NON-CASH TRANSACTIONS
Accrued expenses former related party written off to capital contribution	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	-	-

The accompanying notes are an integral part of these consolidated financial statements.

- F6 -

AIS HOLDINGS GROUP, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2019 AND 2018

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

AIS Holdings Group, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on January 30, 2017 with the name Superb Acquisition, Inc. On June 20, 2017, we changed our name to AIS Holdings Group, Inc.

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Takehiro Abe. Pursuant to this Agreement, on October 25, 2017 transferred to the Company, 100 shares of the common stock of AIS Japan Co., Ltd.., a Japan corporation (“AIS Japan”), which represents all of its issued and outstanding shares, in consideration of 1,000,000 JPY ($8,875).

Following the effective date of the share purchase transaction above on October 25, 2017, the Company gained a 100% interest in the issued and outstanding shares of AIS Japan’s common stock and AIS Japan became a wholly owned subsidiary of the Company. The Company is now the controlling and sole shareholder of AIS Japan.

Effective February 28, 2018, our wholly owned subsidiary, which we operate exclusively through at this time, AIS Japan, purchased a "Software Platform Package," from Herol Gaibin in the amount of 2,000,000 JPY ($18,822).

The "Software Platform Package" is source code, intended to be used as a baseline which can be expanded upon to create third party websites for companies in the cryptocurrency industry. The Company currently, and intends to continue to, lease out the source code code, known as the "Software Platform Package", to third parties. Additionally, we offer supplementary IT services to alter the source code in order to add additional features, at the request of clients, for additional fees which may vary depending on the scope of the changes.

Source code is the set of instructions and statements written by a programmer using a computer programming language. This code is later translated into machine language by a compiler. The translated code is referred to as object code.

References to our “source code” throughout are synonymous with our “Software Platform Package”, “Software System Package” and “Cryptocurrency Trading Platform”. They are all one in the same.

On April 1, 2018 the Company entered into an agreement with Trend Rich Global Limited to lease the Company’s Software System package. The Software System Package is source code that can be expanded upon to create custom websites for clients in the digital currency industry.

On August 16, 2018, AIS Japan entered into a Software Development Agreement with Herol Gaibin, whereas Herol Gaibin will improve upon the Company’s existing Software Platform Package which is owned by AIS Japan. The fee to further develop the software is in amount of 5,000,000 JPY (approximately $45,000).

Our principal executive offices are located at 2-41-7-336, Shinsakae Naka-ku Nagoya-shi, Aichi, 460-0007, Japan.

The Company has elected March 31st as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

- F7 -

Property, Plant and Equipment

Property, plant and equipment are stated at cost less depreciation and impairment loss. The initial cost of the assets comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Depreciation is calculated using the straight-line method over the shorter of the estimated useful life of the respective assets as follows: computer software developed or acquired for internal use, 2 to 5 years; computer equipment, 2 to 5 years; buildings and improvements, 5 to 15 years; leasehold improvements, 2 to 10 years; and furniture and equipment, 1 to 5 years.

Significant improvements are capitalized when it is probable that the expenditure resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performance. When improvements are made to real property and those improvements are permanently affixed to the property, the title to those improvements automatically transfers to the owner of the property. The lessee’s interest in the improvements is not a direct ownership interest but rather it is an intangible right to use and benefit from the improvements during the term of the lease. The Company uses the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the period ended March 31, 2019 and 2018, the Company did not record any impairment charges on long-lived assets.

Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the income statement based on the net disposal proceeds less the carrying amount of the assets.

Revenue Recognition

The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 - Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company signed a technology license agreement with a third party at $8,000 per month which was first recognized during the year ended March 31, 2019.

Accounts Receivable and Allowance

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against the allowance when identified.

Foreign currency translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	March 31, 2019	March 31, 2018
Current JPY: US$1 exchange rate	110.84	106.26
Average JPY: US$1 exchange rate	110.90	110.83

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2019 and March 31, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2019 and 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

- F8 -

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses totaled $3,490 as of March 31, 2019 as compared to March 31, 2018 which was $1,107.

NOTE 5 - INCOME TAXES

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

National income tax in Japan is charged at 21% of a company’s assessable profit. The Company’s subsidiary, AIS Japan, was incorporated in Japan and is subject to Japanese national income tax and city income tax at the applicable tax rates on the taxable income as reported in their Japanese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The Company, which acts as a holding company on a non-consolidated basis, does not plan to engage any business activities and current or future loss will be fully allowed. For the year ended March 31, 2019, the Company, as a holding company registered in the state of Delaware, has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $46,357 as of March 31, 2019 and will expire beginning in the year 2038. Annual use of the net operating loss may be limited by Internal Revenue Code Section 382 due to an ownership change.

NOTE 6 - SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding at March 31, 2019 and 2018.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding at March 31, 2019 and 2018.

On June 18, 2017, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of the Company entered into and consummated a Share Purchase Agreement (the “Agreement”) with Takehiro Abe., with an address at 2-41-7-336, Shinsakae, Naka-ku Nagoya-shi, Aichi, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Takehiro Abe 20,000,000 shares of our common stock, which represents all of our issued and outstanding shares.

The Company did not have any potentially dilutive instruments as of March 31, 2019 and 2018, thus, anti-dilution issues are not applicable.

Additional paid-in capital

For the year ended March 31, 2019 and 2018, the Company had imputed interest of $7,876 and $1,863.

NOTE 7 - RELATED-PARTY TRANSACTIONS

Additional paid-in capital

For the year ended March 31, 2019 and 2018, the Company had imputed interest of $7,876 and $1,863.

For the year ended March 31, 2018 our former sole officer and director Thomas DeNunzio paid expenses on behalf of the Company totaling $2,900. These expenses are considered contributions to the Company and consisted primarily of professional fees.

Due to related party

At March 31, 2019, the Company had $111,248 owed to Takehiro Abe, CEO of the Company. The total due as of March 31, 2019 and 2018 were $111,248 and $51,575, and is unsecured, due on demand and non-interest bearing.

For the year ended March 31, 2019 and 2018, the Company had imputed interest of $7,876 and $1,863.

The Company utilizes home office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

NOTE 8 - SOFTWARE

Software

Effective December 8, 2017, AIS Japan purchased the software and web applications for a customer management system named UQMS (Using Qrcode Management System) from Promotion Plus Co., Ltd. for the total amount of JPY 2,168,650 ($21,778). At present, all of the customer management services provided to Japanese customers (primarily small to mid-sized companies) by AIS Japan are intended to be provided via the UQMS software and web applications.

On February 28, 2018, AIS Japan sold UQMS to TetrastaR Co., Ltd. for the total amount of JPY 2,500,000 ($23,337). The Company had the gain of $3,091.

Effective February 28, 2018, AIS Japan purchased the basic software for cryptocurrency trading platform (“Cryptocurrency System”) from Herol Gaibin in amount of 2,000,000 JPY ($17,593). AIS Japan intends to provide the IT development service focused on financial technology field throughout Japan by using the Cryptocurrency System. The useful life of Cryptocurrency System is three years.

The following table presents details of our purchased software assets as of March 31, 2019 and 2018:

	Balance at	Depreciation	Net effect of	Balance at
	March 31, 2018		exchange rate	March 31, 2019
Cryptocurrency System	17,962	(6,015)	(742)	11,205

Total	$17,962	$(6,015)	$(742)	$11,205

The software assets are being amortized on a straight-line basis over their estimated useful lives of two to five years. Amortization expense for software assets was $6,757 and $2,546 for the year ended March 31, 2019 and 2018, respectively.

The estimated future amortization expense of our software assets as of March 31, 2019 is as follows:

Year ending March 31	Amount
2020	6,015
2021	5,190
Total	$11,205

NOTE 9 – SUBSEQUENT EVENTS

None.

- F9 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$44.82
Auditor Fees and Expenses	$2,000.00
Legal Fees	$1,200.00
Consulting Fees	$25,500.00
Transfer Agent Fees	$1,200.00
TOTAL	$29,944.82

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICER

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of AIS Holdings Group, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of AIS Holdings Group, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 18, 2017, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the previous sole shareholder of Superb Acquisition, Inc. entered into and consummated a Share Purchase Agreement (the “Agreement”) with Takehiro Abe., with an address at 2-41-7-336, Shinsakae, Naka-ku Nagoya-shi, Aichi, 460-0007, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Takehiro Abe 20,000,000 shares of our common stock, which represented all of our issued and outstanding shares in consideration of $34,900.

In regards to the above transaction, the shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S") since the sale of common stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation (1)
3.1	Certificate of Amendment (2)
5.1	Legal Opinion Letter (5)
10.1	Software Purchase Agreement (3)
10.2	Software Lease Agreement (5)
10.3	Software Development Agreement - Translated (4)
23.1	Consent of Independent Accounting Firm “M&K CPAS, PLLC” (5)
99.1	Sample Subscription Agreement (5)

(1) Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on April 17, 2017, and incorporated herein by this reference.

(2) Filed as an exhibit to the Company’s Form 8-K, as filed with the SEC on September 14, 2017, and incorporated herein by this reference.

(3) Filed as an exhibit to the Company’s Form 8-K on April 9, 2018 and incorporated herein by this reference.

(4) Filed as an exhibit to the Company’s Form 8-K on August 17, 2018 and incorporated herein by this reference.

(5) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Nagoya, Japan on June 20, 2019.

AIS Holdings Group, Inc.

By: /s/ Takehiro Abe
Name: Takehiro Abe
Title: Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer Date: June 20, 2019

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Takehiro Abe  Signature: /s/ Takehiro Abe  Title: Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: June 20, 2019